                                                                 EXHIBIT 10.82

              CERTIFICATE AND PREPAYMENT FEE PURCHASE AGREEMENT
              -------------------------------------------------



                               March 26, 1998

Ocwen Partnership, L.P.
c/o Ocwen General, Inc.
1675 Palm Beach Lakes Boulevard
Suite 1675
West Palm Beach, Florida 33401

Ladies and Gentlemen:

     Pan American Bank, FSB ("Pan American"), proposes to sell to Ocwen Partnership, L.P., a Virginia limited partnership and operating entity of Ocwen Asset Investment Corp., a Virginia corporation treated as a real estate investment trust pursuant to the Internal Revenue Code of 1986, as amended ("Ocwen LP"), and Ocwen LP proposes to purchase, pursuant to this Certificate and Prepayment Fee Purchase Agreement (this "Agreement") at and for a purchase price as set forth herein: (i) the United PanAm Mortgage Loan Asset Backed Certificates, Series 1997-1 Class X Certificates (the "Certificates"), which are one of the three (3) classes of certificates, issued pursuant to that certain Pooling and Servicing Agreement dated as of December 1, 1997 (the "Pooling and Servicing Agreement") by and among Lehman ABS Corporation, as Depositor ("Depositor"), United PanAm Mortgage Corporation, as Seller, Pan American, as Master Servicer, and Bankers Trust Company of California, N.A., as Trustee ("Trustee"), and (ii) the Prepayment Fees (as hereinafter defined).

     Unless otherwise defined herein, capitalized terms shall have the meaning ascribed to them in the Pooling and Servicing Agreement. The trust fund created pursuant to the Pooling and Servicing Agreement (the "Trust Fund") consists primarily of adjustable rate residential mortgage loans (the "Mortgage Loans") secured by first liens on one-to-four family residential properties.

     In connection with the foregoing purchase by Ocwen LP of the Certificates, and with the acknowledgment and agreement of Pan American that a substantial and material inducement to the acquisition by Ocwen LP of the Certificates is Pan American's simultaneous sale to Ocwen LP of all of Pan American's right, title and interest in and to the prepayment penalties, prepayment fees and/or prepayment charges relating to the Mortgage Loans (the "Prepayment Fees"), Pan American hereby agrees to sell, assign, and convey to Ocwen LP all of Pan American's right, title to and interest in and to the Prepayment Fees.

     1. REPRESENTATIONS, WARRANTIES AND COVENANTS OF PAN AMERICAN. Pan American represents and warrants to, and agrees with, Ocwen LP that as of the date of this Agreement and as of the Closing Date (as defined in Section 4.(a) below):

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Owen Partnership, L.P.
March 26, 1998
Page 2

          (a) Pan American is or will be on the Closing Date the lawful owner of the entire legal and beneficial interest of the Certificates and the Prepayment Fees. Pan American has not transferred, sold, assigned, hypothecated, pledged or conveyed all or any portion of its right, title or interest in the Certificates or the Prepayment Fees, and has the full right to sell, transfer, and assign the Certificates and the Prepayment Fees, free and clear from any and all liens, claims and encumbrances whatsoever.

          (b) As the sole owner and holder of the Certificates, no other Certificateholder or Person (other than the Trustee) will at the Closing Date be required to consent to the approval of or the conveyance of the Certificates in accordance with this Agreement.

          (c) Upon execution, delivery, and performance of the terms of this Agreement and the bill of sale (the "Bill of Sale") attached hereto and made a part hereof for all purposes as Exhibit A, Pan American shall convey
                                            ---------
     the Certificates and the Prepayment Fees free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest.

          (d) The holder of the Certificates is entitled to the benefits of the Pooling and Servicing Agreement, and the Pooling and Servicing Agreement has been duly and validly authorized, executed, and delivered, and constitutes the valid and legally binding obligation of the parties thereto enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting rights of creditors of federally insured financial institutions and by principles of equity (whether considered in a proceeding or action in equity or at law), and no default has occurred and is continuing in respect thereof.

          (e) The Certificates and the Prepayment Fees shall have been, upon completion of such assignment to Ocwen LP, assigned in the manner and in the form required to effect a transfer of ownership of the Certificates and the Prepayment Fees from Pan American to Ocwen LP.

          (f) Pan American is duly organized, validly existing and in good standing as a federal savings bank under the laws of the United States.

          (g) Pan American has the full power and authority to conduct its business as presently conducted by it and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. Pan American has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the other signatories, constitutes the legal, valid and binding obligation of Pan American, enforceable against it in accordance with its terms except as the enforceability

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Owen Partnership, L.P.
March 26, 1998
Page 3

     thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of rights of creditors of federally insured financial institutions and by general principles of equity.

          (h) The execution and delivery of this Agreement by Pan American and the performance of and compliance by Pan American with the terms of this Agreement will not (a) violate Pan American's charter or by-laws or any law, rule, regulation, order, judgment, award, administrative interpretation, injunction, writ, decree or the like affecting Pan American or by which Pan American is bound or (b) result in a breach of or constitute a default under any indenture or other material agreement to which Pan American is a party or by which Pan American is bound, which in the case of either clause (a) or (b) will have a material adverse effect on Pan American's ability to perform its obligations under this Agreement.

          (i) There are no actions or proceedings against, investigations known to it of, Pan American before any court, administrative or other tribunal
     (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by Pan American of its obligations under, or validity or enforceability of, this Agreement.

          (j) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Pan American of, or compliance by Pan American with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date.

          (k) No litigation or administrative proceeding of or before any court, tribunal or government body is currently pending, or to its knowledge threatened, against the Seller or any of its properties or with respect to this Agreement, the Certificates or the Prepayment Fees which in its opinion has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement.

          (l) Pan American has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in all states necessary to service each Mortgage Loan in accordance with the Pooling and Servicing Agreement.

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Owen Partnership, L.P.
March 26, 1998
Page 4

          (m) All obligations required to be performed by Pan American under the Pooling and Servicing Agreement prior to the closing of the transactions contemplated hereunder have been or will, on or prior to such date, be performed by Pan American.

          (n) Subsequent to consummation of the transactions set forth in this Agreement, Pan American will report the effect of such transactions on its financial statements and in any other communications to the public or third parties in accordance with generally accepted accounting principles as a sale of the Certificates and the Prepayment Fees.

          (o) Except as set forth or referenced herein, there are no agreements between Ocwen LP and Pan American, oral or written, express or implied, relating to the purchase or sale of the Certificates and the Prepayment Fees.

          (p) With respect to the Mortgage Loans listed on Exhibit B, Pan
                                                           ---------
     American agrees that it shall substitute or repurchase such Mortgage Loans within thirty days after the Closing Date in accordance with the terms and provisions of the Pooling and Servicing Agreement.

          (q) Pan American agrees that it will continue to cooperate with Ocwen LP post-closing to attempt to amend the Pooling and Servicing Agreement to make any income on the Certificates exempt from the Investment Company Act of 1940.

     2.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF OCWEN LP.

          (a) Ocwen LP represents and warrants to, and agrees with, Pan American that:

               (i) Ocwen LP is acquiring the Certificates for its own account and not with a view to or for sale or transfer in connection with any distribution thereof in any manner that would violate the Securities Act or any applicable state securities laws.

               (ii) Ocwen LP understands that the Certificates have not and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, none of the Seller, any trustee or any certificate registrar (the "Certificate Registrar") is obligated to so register or qualify the Certificates and the Certificates may not be resold or transferred unless they are (a) registered pursuant to the Securities Act and registered and qualified pursuant to any applicable state securities laws, or (b) sold or transferred in transactions which are exempt from such registration and qualification.

               (iii) Ocwen LP will not sell or otherwise transfer any of the Certificates except in compliance with the Pooling and Servicing Agreement, provided, however,

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Owen Partnership, L.P.
March 26, 1998
Page 5


          that for purposes of this provision, a "sale" or "transfer" does not include any pledge, assignment, transfer, hypothecation or granting of a security interest in the Certificates in connection with the acquisition of the Certificates, or thereafter by Ocwen LP or any successor in interest thereof.

               (iv) Neither Ocwen LP nor anyone acting on its behalf has (a) approached or negotiated with respect to any of the Certificates or any interest therein with any person other than qualified, sophisticated, institutional investors in any manner, (b) made any general solicitation by means of general advertising or in any other manner, or (c) taken any other action that (in the case of any of the acts described in clauses (a) through (c) above) would constitute a distribution of the Certificates under the Securities Act or would render the disposition of any of the Certificates a violation of
          Section 5 of the Securities Act or any state securities law or require registration or qualification pursuant thereto. Ocwen LP will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Certificates.

               (v) Ocwen LP has been furnished with certain information regarding (a) Pan American, (b) the Certificates, (c) the nature, performance and servicing of the assets for the Trust Fund, (d) the Pooling and Servicing Agreement, and (e) such other information as Ocwen LP believed relevant to Ocwen LP's decision to acquire the Certificates and the Prepayment Fees.

               (vi) Ocwen LP is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Ocwen LP has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates; Ocwen LP has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and Ocwen LP is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

               (vii) Ocwen LP is not (a) a "Plan", defined as any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
          Section 4975 or the Internal Revenue Code of 1986, as amended (the "Code"), or (b) any person who is directly or indirectly purchasing the Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

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Owen Partnership, L.P.
March 26, 1998
Page 6


               (viii) The sale of the Certificates to Ocwen LP shall not (a) cause the assets of the Trust Fund to be regarded as plan assets and subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of the Code, or any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code, (b) give rise to a fiduciary duty under ERISA, Section 4975 of the Code or Similar Law on the part of any of the parties to the Pooling and Servicing Agreement or the Certificate and Prepayment Fee Purchase Agreement, or (c) constitute a prohibited transaction under ERISA or Section 4975 of the Code or Similar Law.

               (ix) The Purchase Price (as defined in Section 3 herein) for the purchase of the Certificates and the Prepayment Fees was negotiated at arms' length and is at least equal to the fair market value of such assets on the date of conveyance.

               (x) Subsequent to consummation of the transactions set forth in this Agreement, Ocwen LP will report the effect of such transactions on its financial statements and in any other communications to the public or third parties in accordance with generally accepted accounting principles as a purchase of the Certificates and the Prepayment Fees.

               (xi) Except as set forth or referenced herein, there are no agreements between Ocwen LP and Pan American, oral or written, express or implied, relating to the purchase or sale of the Certificates and the Prepayment Fees.

               (xii) Ocwen LP is a duly organized and validly existing limited partnership under the laws of the Commonwealth of Virginia, with full power and authority to engage in the transactions contemplated by this Agreement.

               (xiii) This Agreement has been duly and validly authorized, executed and delivered by Ocwen LP and assuming the valid execution by Pan American, constitutes its valid and binding agreement enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditor's rights and by general principles of equity.

               (xiv) The execution and delivery of this Agreement by Ocwen LP and the performance of and compliance by Ocwen LP with the terms of this Agreement will not (a) violate Ocwen LP's limited partnership agreement or any law, rule, regulation, order, judgment, award, administrative interpretation, injunction, writ, decree or the like affecting Ocwen LP or by which Ocwen LP is bound or (b) result in a breach of

Owen Partnership, L.P.
March 26, 1998
Page 7

          or constitute a default under any indenture or other material agreement to which Ocwen LP is a party or by which Ocwen LP is bound, which in the case of either clause (a) or (b) will have a material adverse effect on Ocwen LP's ability to perform its obligations under this Agreement.

               (xv) All consents, approvals, and authorizations as required, and any order of any court or governmental agency or body relating to the transactions contemplated by this Agreement, required to be obtained by Ocwen LP, has been or will, prior to the Closing Date, be obtained by Ocwen LP.

     3. PURCHASE AND SALE. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, (x) Pan American agrees to sell to Ocwen LP, and Ocwen LP agrees to purchase from Pan American, all of Pan American's right, title and interest in and to the Certificates at the purchase price agreed to by Pan American and Ocwen LP as set forth in Schedule I; and (y) Pan American agrees to sell to Ocwen LP, and Ocwen LP agrees to purchase from Pan American, all of Pan American's right, title and interest in and to the Prepayment Fees at the purchase price for the Prepayment Fees agreed to by Pan American and Ocwen LP as set forth in Schedule I (collectively, the "Purchase Price").

     4. DELIVERY AND PAYMENT OF THE PURCHASE PRICE. Delivery of and payment of the Purchase Price shall be made in the manner, on the date and at the time specified herein. The payment of the Purchase Price shall occur as follows:

          (a) Ocwen LP shall pay to Pan American the Purchase Price, as set forth on Schedule I, subject to such adjustments as shall be made in accordance with this Agreement, upon satisfaction of each and all of the following conditions, on or before March 26, 1998 (the "Closing Date") (although it is understood and agreed that the deliverables set forth below may be delivered within two business days after the Closing Date):

               (i) Pan American shall deliver to Ocwen LP all required consents for the sale and assignment of the Certificates.

               (ii) Pan American shall deliver any Opinion of Counsel and transferor certificate in the form attached as Exhibit J to the
                                                         ---------
          Pooling and Servicing Agreement, as may be required under the terms and provisions of Section 5.02(d) of the Pooling and Servicing Agreement.

               (iii) Pan American shall deliver to Ocwen LP UCC-1 financing statements perfecting, or purporting to perfect, Ocwen LP's interest in the Certificates and the Prepayment Fees conveyed pursuant to this Agreement.

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Owen Partnership, L.P.
March 26, 1998
Page 8

               (iv) Pan American shall cause the completion of the transfer of the Certificates to be effected by the Trustee and the delivery of the Certificates to Ocwen LP. Delivery of the Certificates shall be made to Ocwen LP in physical, fully-registered form against payment by Ocwen LP of the Purchase Price therefor. The Certificates may be re-registered after the Closing Date in such names and in such authorized denominations as Ocwen LP may request pursuant to the Pooling and Servicing Agreement.

     5.   CONDITIONS TO THE OBLIGATIONS OF THE PARTIES.

          (a) The obligations of Ocwen LP to purchase the Certificates and the Prepayment Fees shall be subject to (i) the accuracy of the representations and warranties of Pan American contained herein as of the date hereof and as of the Closing Date; (ii) the performance by Pan American of its obligations hereunder, (iii) the performance by Pan American of its obligations under the Pooling and Servicing Agreement, including without limitation, the obligation of Pan American to deliver letters, certificates, opinions of counsel, and any other documents pursuant to the Pooling and Servicing Agreement; and (iv) Pan American's agreement to transfer the Certificates and the Prepayment Fees in one consolidated transaction, Pan American agreeing that Ocwen LP would not purchase the Certificates without the sale by Pan American of the Prepayment Fees, and vice versa.

          (b) The obligation of Pan American to sell the Certificates shall be subject to (i) the accuracy of the representations and warranties of each of Ocwen LP contained herein as of the date hereof and as of the Closing Date and (ii) the performance by of each of Ocwen LP of its obligations under this Agreement. It is understood and agreed that Ocwen LP is agreeing hereby to purchase the Certificates and the Prepayment Fees in a consolidated transaction, subject to the terms and conditions contained herein.

     6. ASSIGNMENT OF REPRESENTATIONS, WARRANTIES, COVENANTS AND INDEMNIFICATIONS. As of the Closing Date, Pan American assigns to Ocwen LP, without recourse, representation or warranty by Pan American, Pan American's right, title and interest as a Certificateholder in and to the representations, warranties, covenants, indemnifications and obligations of any party to the Pooling and Servicing Agreement.

     7.   INTENTIONALLY DELETED.

     8.   DELIVERIES.  Pan American and/or Ocwen LP shall:

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Owen Partnership, L.P.
March 26, 1998
Page 9

           (a) deliver the following documents or items on the Closing Date (or within two business days thereafter), such closing to occur at the offices of Ocwen LP or such other location as the parties may mutually agree upon:

               (i) Pan American shall deliver (i) the original Certificates, assigned to Ocwen LP, completed by the Trustee and evidencing the transfer to Ocwen LP, and (ii) at least three (3) fully executed and notarized originals of the Bill of Sale to Ocwen LP.

               (ii) Pan American shall deliver evidence satisfactory to Ocwen LP that any required consent of the Trustee to the transactions contemplated by this Agreement has been received.

               (iii) Pan American shall deliver evidence of Pan American's undertaking to the Trustee with respect to the costs and expenses of the transaction.

               (iv) Ocwen LP shall deliver an affidavit, substantially in the form of Exhibit K to the Pooling and Servicing Agreement.

               (v) Pan American and/or Ocwen LP shall deliver any item which is deliverable by such party pursuant to the terms and provisions of
          Section 4.(a)(i) through (iv) above.

               (vi) Pan American and/or Ocwen LP shall deliver any other documents or instruments reasonably requested by Pan American and/or Ocwen LP for the completion of the transaction.

          (b) deliver the following items after the Closing Date, such obligations to survive the Closing Date:

               (i) Pan American will deliver to Ocwen LP within three (3) business days (A) any distributions made on the Certificates after February 25, 1998 to the extent received by Pan American and (B) any distributions relating to Prepayment Fees after February 1, 1998 to the extent received by Pan American.

               (ii) Pan American will deliver to Ocwen LP the Premium Recapture Amount (as set forth on Schedule I) within thirty (30) days after Pan American repurchases any Mortgage Loan out of the loan pool pursuant to the Pooling and Servicing Agreement, but only for Mortgage Loans for which the notice of repurchase is sent on or before June 25, 1998.

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Owen Partnership, L.P.
March 26, 1998
Page 10

     9. FEES AND EXPENSES. Except as otherwise set forth herein, each of Pan American and Ocwen LP shall pay its own costs and expenses (including costs and expenses of its counsel) in connection herewith. Any transfer fees, Trustees fees, or other expenses, charges or costs to effect the transfer of the Certificates or the Prepayment Fees shall be paid by Pan American.

     10. SECURITY INTEREST. It is the intention of the parties that Ocwen LP purchase, and Pan American shall sell the Certificates and Prepayment Fees, and that Pan American shall not be deemed to be issuing a debt instrument of Pan American, it being the intention of the parties hereto to treat the transaction for federal income tax and all other purposes as a sale by Pan American and a purchase by Ocwen LP, of the Certificates and the Prepayment Fees. Notwithstanding such intention, in the event that the sale of the Certificates and the Prepayment Fees is deemed by a court of competent jurisdiction to be a loan, the parties intend that this Agreement shall create such security interest, and Pan American hereby grants, conveys, sets over, transfers and assigns unto Ocwen LP, and creates a security interest in, the Certificates and the Prepayment Fees, and all proceeds therefrom or interests otherwise appertaining, and this Agreement shall constitute a security agreement under applicable law for such purposes. Pan American shall execute and deliver, as required, all uniform commercial code financing statements and other instruments necessary or advisable to perfect the security interest granted hereby.

     11. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assignees, and no other person will have any right or obligation hereunder.

     12. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

     13. INDEMNIFICATION. Pan American hereby agrees and shall indemnify and hold Ocwen LP harmless for any claims, liabilities or damages (including, without limitation, any reasonable attorneys' fees) caused by a breach by Pan American of its representations, warranties or covenants contained in Section 1. above. Notwithstanding the foregoing, neither party hereunder shall be liable to the other for punitive, consequential, indirect or loss-of-profit damages.

     14.  MISCELLANEOUS.

          (a) The parties hereto agree to address in good faith in a mutually agreeable manner any matters that may arise during the course of the transactions described herein that are not addressed herein. Pan American and Ocwen LP agree to execute and deliver after the Closing Date any additional documents and/or instruments which are necessary or desirable to further vest Pan American's right, title and interest in the Certificates and Prepayment Fees in Ocwen LP.

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Owen Partnership, L.P.
March 26, 1998
Page 11

          (b) Time is of the essence in the observance and performance of this Agreement.

          (c) This Agreement constitutes the entire agreement between the parties with respect to the transactions contemplated hereby and supersedes all prior agreements (or contemporaneous oral agreements) of the parties with respect thereto. This Agreement may be amended only in writing signed by the party against whom such amendment is sought to be enforced.

          (d) If any provision hereof is invalid, illegal or unenforceable, the remaining provisions shall not be affected or impaired thereby.

          (e) No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other authority by reason of such party having or being deemed to have structured, dictated or drafted such provision.

          (f) This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

          (g) This Agreement will inure to the benefit of and be binding upon the parties hereto and their successors and assigns. This Agreement is not intended to confer on any person other than the parties hereto and their successors and assigns any rights, obligations, remedies or liabilities.

          (h) This Agreement shall not be enforceable unless and until it has been executed by each of the proposed signatories hereto. If this agreement is not executed and delivered to Ocwen LP via facsimile on or before 5:00 p.m., West Palm Beach, Florida time on March 26, 1998, then this Agreement shall be null, void and of no force or effect whatsoever.

          (i) Pan American's representations, warranties, covenants and indemnities contained herein shall survive the Closing Date.

          (j) All notices and other communications hereunder shall be in writing and shall be deemed given and received: (a) upon receipt if delivered personally (unless subject to clause (b)) or if mailed by registered or certified mail return receipt requested, postage prepaid; (b) at 5:00 p.m. local time on the business day after dispatch if sent by a nationally recognized overnight courier; or (c) upon the completion of transmission (which is confirmed by telephone or by a statement generated by the transmitting machine) if transmitted by telecopy or other means of facsimile which provides immediate or near immediate transmission to compatible equipment in the possession of the recipient, in any case to the

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Owen Partnership, L.P.
March 26, 1998
Page 12


     parties at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as will be specified by like notice):


if to the Seller:                               Pan American Bank, FSB
----------------------------------------------  The City Drive, Suite 490
                                                Orange, CA 92868
                                                Attention: Blair F. Kenny
                                                Facsimile: (714) 621-1131
                                                Telephone: (714) 621-3522 x289

with a copy to:                                 Pan American Bank, FSB
----------------------------------------------  1300 S. Camino Real
                                                San Mateo, CA 94402
                                                Attention: Carol Bucci
                                                Facsimile: (650) 345-0323
                                                Telephone: (650) 345-1800 x217

if to Ocwen LP:                                 Ocwen Partnership, L.P.
----------------------------------------------  c/o Ocwen General, Inc.
                                                1675 Palm Beach Lakes
                                                 Boulevard, Suite 1002
                                                West Palm Beach, Florida 33401
                                                Attention: Secretary
                                                Facsimile: (561) 682-8177
                                                Telephone: (561) 682-8251


                          [Signature Pages Follow]

Owen Partnership, L.P.
March 26, 1998
Page 13


      Assuming the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement between Pan American and Ocwen LP.


                              Sincerely,

                              PAN AMERICAN BANK, FSB



                              By: /s/
                                 -----------------------------------------
                              Name:
                                   ---------------------------------------
                              Title:
                                    --------------------------------------


ACKNOWLEDGED AND AGREED TO:

OCWEN PARTNERSHIP, L.P.
a Virginia limited partnership

By:  Ocwen General, L.P.
     a Virginia corporation
     general partner


By: /s/
   -----------------------------------
Name:
      --------------------------------
Title:
      --------------------------------

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